Exhibit 10.1

                            CERTIFICATE OF PLEDGE

 WHEREAS, SABILA INDUSTRIAL SOCIEDAD ANONIMA, holder of juridical identification number three- one hundred and one-one hundred twenty three thousand five hundred and eighty eight (3-101-123588), with principal offices in Guanacaste, Liberia, three point five kilometers south of the entrance to Liberia, represented by its special agent with sufficient powers to carry out this action mister JOSE ALBERTO ZUNIGA BLANCO, of age, married once, industrial engineer, with identity card number 5-250-980, a resident of Liberia, Guanacaste, four hundred twenty five meters east of the Olympia cinema, as established in Extraordinary Session of Stockholders, held at fifteen hundred hours on July second of the year two thousand and four, with powers duly registered. As per notary Feman Pacheco Alfaro, in number seventy nine of page one hundred sixty three front of volume forty of said notary's registry, at fourteen hundred hours on August six of the year two thousand four will pay to BANCO CREDITO AGRICOLA DE CARTAGO, holder of juridical identification number four zero zero zero zero zero-one one two eight (4-00000-1128) the sum of THREE HUNDRED FIFTY THOUSAND DOLLARS 00/100 (US$350,000.00) legal currency of the United States of America, having been received as a business loan, in cash, no later than on the seventh day (07) of August of the year two thousand and twelve (2012), and the debtor company is required to pay said amount at the creditor's offices located in Cartago, central street between central and first avenue, in the following manner: ninety six payments against principal and interest as follows; a) ninety six fixed and consecutive monthly payments of four thousand seven hundred twenty eight dollars and forty cents (US$ 4,728.40) in said currency each one, having to make the first payment on the seventh (07) day of September two thousand four (2004) and b) one last payment for the balance upon expiration of this obligation on August 7 two thousand twelve (2012), date of maturity of this obligation and on which the debtor company shall pay any outstanding balance. I expressly authorize the Bank to change the amount of the quota payments in order to adjust the method of payment to the term of the debt, in view of the changes in interest rate to be described later on. The loan carries normal interest on balance of the principal, estimated at a rate made up of one annual fixed factor of two point five percentage points (2.5%), plus a variable factor which is totally outside the will power of intervention of the parties hereto, this being the PRIME rate current at the beginning of each month of the loan, the first day of each month, during the life of the loan, and a mere statement on the part of the creditor will suffice for the new adjustment to become effective. In spite of the aforementioned, at no time during the life of this loan, shall the interest rate fall below six point seventy five percent (6.75%) per year. In view of the fact that at the present time, said PRIME rate at the beginning of each month is four point twenty five per cent (4.25%) per year, the normal rate of this loan for the first month is hereby estimated at six point seventy five per cent (6.75%) per year. For further certifications regarding its level which may be required by either of the parties or administrative or judicial authorities with respect to this loan and its collection, the PRIME rate may be certified by a notary public and may be seen at the Central Bank of Costa Rica's official Internet web site or the Reuters Agency or the Bloomberg Agency's web page. Interests will be estimated taking as a factor the quotient resulting after dividing the exact number of day of the business year by the number of days of the business year; in other words, three hundred and sixty divided by three hundred and sixty. In case of default, the debtor company agrees to pay interest, estimated at a rate that will be two percentage points additional to the current interest rate at the time of default, and, should the period of default prolong itself, the interest rate will continue to be adjusted in the same manner previously indicated for ordinary interest rates. In case the day of payment is not a working day, the debtor company shall make payment the working day immediately following, and interests will be estimated through the date of cancellation. It behooves solely to the Creditor to enforce payment, and the Debtor expressly renounces the rights conferred under article five hundred sixty three of the Commercial Code. In case, and if it is the opinion exclusively of the creditor Bank, that the collateral here rendered has suffered a depreciation, the creditor Bank may require that the debtor company provide additional satisfactory collateral. Failure to pay the principal, interests or commissions, and in general any non compliance of obligations incurred herewith by the Debtor company, shall cause the Creditor to separately determine that the obligation has expired, and demand in anticipation its payment, and, to resort to one of the obligations here contracted by the Debtor , the debtor company hereby enters into MORTAGE IN THE SECOND DEGREE on the following:

                                      **

 The debtor company hereby states it agrees that, in case it is asked to partially liberate any asset pledged herewith an indispensable requirement shall be, being up to date in the payment of interests due on the entire loan. The collateral rendered herewith shall remain at all times on the debtor company's premises, Guanacaste, Liberia, from the entrance to Liberia three point five kilometers south; the debtor company hereby states that it will not rent such assets, that they are insured, and that the collateral rendered herewith bears no other liens. The lack of payment of interest or principal within the agreed-upon time periods for each disbursement, or failure to comply with any obligation contracted by the debtor company in this certificate of collateral, the Creditor Bank may collect via juridical means without payment requirements or execution proceedings and demand that the collateral be auctioned on the bases of the amount of capital it is responsible for, or whatever lesser balance owed. In case of execution, the debtor company renounces its domicile, the payment requirement and any proceedings relative to execution. Execution proceedings shall be based, and as required shall be carried out, based on a liquidation submitted by the creditor Bank, duly certified by a Public Accountant, which as of now is considered correct and is accepted by all who hold obligations in this certificate of collateral. In case execution proceedings are carried out on this loan, once the judicial authorities presiding over said execution request that the assets be produced whenever it is so ordered, the debtor company is required to produce them, to have them within sight during the juridical execution, to have them legally inspected, or to turn them over to the successful bidder, be it the creditor itself, or a third party. Likewise, during the life of this collateral agreement, the debtor company is required to allow inspections without prior notice of the assets given herewith as collateral, by officials of the creditor bank. The creditor may renounce its right to one or several such inspections without detriment to any of its rights, or the loss of its right to carry out subsequent inspections agreed upon. The debtor company is responsible for payment of all taxes, and any cost derived from inspections made shall be covered by the debtor, contributions, deductions, withholdings and any other expenditures or taxes which are due under Costa Rican law or as a result of any other action by the authorities, that may affect payments in such a way that amortizations, interests, or payments of any kind that may be owed and due to the creditor Bank originated in this credit operation, are received by said bank in full with no deductions and, should the creditor Bank have to pay any amount for that purpose, those held responsible hereby must refund it upon receiving notice to do so. The debtor's obligations and commitments are as follows: (A) To comply with all terms, conditions, provisions, and specifications referring to this loan given by the Bank, as stipulated in this document. The debtor recognizes that it is fully aware of; and fully accepts, all such conditions. (B) The veracity of the contents of all documents and all other reports submitted to the creditor must be guaranteed. (C) All formalization and administration expenses pertaining to this loan must.. be covered. (D) Any time the bank is required to make executive collection due to failure to pay in the manner agreed upon, the debtor must pay the amount required by such proceedings. (E) It must submit internal financial statements, duly audited, every three months for each fiscal closing, tri-monthly statements must be submitted to the bank the month after the trimester fiscal closing and those that must be audited on an annual basis, two months after the annual closing. (F) If the debtor is reclassified with due cause, to a higher risk category, the interest rate shall be adjusted as established by the bank, (G) This approval is subject to the availability of funds or limits on portfolio in' the corresponding line of credit, the Bank also reserves the right, before formalizing this loan, to modify the conditions under which it was authorized and even nullify its approval should reasons to do so be determined. In case for reasons that behoove the debtor, the General Superintendent of Financial Institutions, in accordance with SUGEF agreement one-ninety five, reclassifies this loan, the debtor agrees that the interest rate on disbursements made against this loan, be adjusted according to the following table: a) Category B: an increase in the interest rate's fixed component of zero point five percentage points; b) Category B2: an increase in the interest rate's fixed component of one percentage point; c) Category C an increase in the interest rate's fixed component of one point five percentage points; and d) Categories D and E, an increase in the interest rate's fixed component of two percentage points or in accordance with variations that SUGEF may introduce to the table. The debtor company must obtain an insurance policy against fire and related risks, and turn it over to the creditor Bank, and the debtor is required to keep the policy up to date, current, and turned over to the creditor until the loan is cancelled in its totality and until the cancellation of any other amount due to the creditor as a result of this loan. Upon simple request from the creditor Bank, the debtor is required to submit to the creditor a certification issued by the National Insurance Institute indicating that the policy required here with has been taken, and that the creditor has been declared grantee of its benefits, and such a procedures will be equally maintained upon each renewal of the policy during the period of the collateral credit and, the receipt for renewal will be sent to the creditor. The debtor company, sets forth its address for receipt of notifications the debtor's central offices located in San Jose Tournon Housing Development across from Villas Tournon Hotel, Facio y Canas law office. This certificate is ruled by the provisions of the Commercial Code and is signed in San Jose on the sixth day of August two thousand four.

             DEBTOR:
                                   For/ SABILA INDUSTRIAL S.A. Juridical
                                   Identification No.3-101 - 123588

                                   JOSE ALBERTO ZUNIGA SOLANO I.D.
                                   No.5-250-980


  ** Denotes Confidential Portion Omitted and Filed Separately with the Commission